Exhibit 10.1

Execution Version

Membership Interest Purchase Agreement

by and between

LPU HOLDINGS LLC (the “Company”)

and

TNF PHARMACEUTICALS, INC. (“Buyer”),

with the Members of the Company joining solely for purposes of Article V

Dated as of

September 2, 2025

Membership Interest Purchase Agreement

This Membership Interest Purchase Agreement (this “Agreement”), dated as of September 2, 2025, is entered into by and between LPU Holdings LLC, a Delaware limited liability company (the “Company”), and TNF Pharmaceuticals, Inc., a Delaware corporation (“Buyer”), with the members of Company identified on the signature pages hereto (each a “Seller” and together “Sellers”) joining as parties hereto solely for purposes of Article V hereof.

WHEREAS, Sellers collectively own 100% of the outstanding membership interests (the “Membership Interests”) of the Company;

WHEREAS, promptly after the date hereof, Buyer will issue and sell to certain investors shares of Buyer’s newly designated Series H convertible preferred stock, par value $0.001 (“Series H Preferred Stock”), initially convertible into shares of Buyer’s common stock, par value $0.001 (“Common Stock”), for aggregate gross proceeds to Buyer of at least $7.5 million at a conversion price of $5.00 per share (post reverse stock split) (the “Concurrent Equity Offering”); and

WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, all right, title and interest in and to the Membership Interests, in exchange for the consideration described in this Agreement, all on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

definitions

Section 1.01 “Action” means a claim, action, suit, proceeding, or governmental investigation.

Section 1.02 “Additional Market Cap Payment” shall have the meaning set forth in Section 2.02(a)(ii).

Section 1.03 “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. As used in this Section 1.02, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

Section 1.04 “Agreement” shall have the meaning set forth in the preamble hereto.

Section 1.05 “Allocation Schedule” shall have the meaning set forth in Section 7.05(b).

Section 1.06 “Assignment and Assumption Agreement” shall have the meaning set forth in Section 6.01(a).

Section 1.07 “Business Day” means any day of the year other than a Saturday or Sunday or any day on which banks in the State of New York are required or permitted to be closed.

Section 1.08 “Buyer” shall have the meaning set forth in the preamble hereto.

Section 1.09 “Buy-In Price” shall have the meaning set forth in Section 2.07(e).

Section 1.10 “Certificate of Designation” means the Certificate of Designation to be filed prior to the Closing by Buyer with the Secretary of State of Delaware, in the form of Exhibit G attached hereto.

Section 1.11 “Certificate of Formation” shall have the meaning set forth in Section 3.03.

Section 1.12 “Closing” means the closing of the transactions contemplated by this Agreement.

Section 1.13 “Closing Date” shall have the meaning set forth in Section 2.03.

Section 1.14 “Code” means the Internal Revenue Code of 1986, as amended.

Section 1.15 “Common Stock” shall have the meaning set forth in the recitals hereto and shall include any other class of securities into which Buyer’s common stock may hereafter be reclassified or changed.

Section 1.16 “Common Stock Equivalents” means any securities of Buyer or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

Section 1.17 “Company” shall have the meaning set forth in the recitals hereto.

Section 1.18 “Company Agreement” shall have the meaning set forth in Section 3.03.

Section 1.19 “Concurrent Equity Offering” shall have the meaning set forth in the recitals hereto.

Section 1.20 “Contract” means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

Section 1.21 “Encumbrance” means any mortgage, pledge, lien, charge, security interest, community property interest, claim, or other encumbrance.

Section 1.22 “Enforceability Exceptions” shall have the meaning set forth in Section 3.01.

Section 1.23 “Equity Offering” means the issuance and sale of Buyer’s Common Stock or Common Stock Equivalents in a public or private offering after the date of this Agreement; provided, however, that an Equity Offering shall not include (i) the Concurrent Equity Offering or (ii) an Exempt Issuance, provided, further, that Equity Offering shall include all proceeds received by Buyer from the exercise of any warrants issued by Buyer.

Section 1.24 Equity Offering Proceeds” means, with respect to any Equity Offering, the aggregate proceeds received by Buyer from such Equity Offering.

Section 1.25 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

Section 1.26 “Exempt Issuance” means the issuance and sale of (a) shares of Common Stock or options to employees, unaffiliated consultants, officers or directors of Buyer pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of Buyer’s board of directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to Buyer, (b) securities upon the conversion, exercise or exchange of securities outstanding as of the date of this Agreement which are exercisable or exchangeable for or convertible into shares of Common Stock, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of Buyer, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of Buyer and shall provide to Buyer significant benefits in addition to the investment of funds.

Section 1.27 “Franchise Tax Carve-Out” means the exception, acknowledged and agreed to by Buyer, from all applicable representations, warranties and other like provisions pertaining to the Company set forth in this Agreement, that there may, as of the date of this Agreement, be unpaid Delaware franchise taxes with regard to the Company.

Section 1.28 “Fully-Diluted Basis” means, for purposes of determining the aggregate amount of issued and outstanding shares of Buyer as of any measurement time, the issued and outstanding shares of Common Stock and all Common Stock Equivalents as of such time, assuming the conversion, exchange and exercise of all outstanding warrants, options or other rights to receive shares of Common Stock on an as-converted-to-Common Stock basis, and all other securities convertible into or exercisable or exchangeable for shares of Common Stock on an as-converted-to-Common Stock basis; provided, however, Fully-Diluted Basis shall not include the shares underlying (i) out-of-the money options or warrants and (ii) any other convertible securities or shares of preferred stock that are not treated as stockholders’ equity on Buyer’s balance sheet, until and unless any of the securities described in the foregoing clauses (i) and (ii) have been converted, exercised or exchanged into Common Stock or into Common Stock Equivalents which are treated as stockholders’ equity on Buyer’s balance sheet, at which time all such shares and the shares of Common Stock underlying any such Common Stock Equivalents will be deemed issued and outstanding Common Stock and included in any such calculation.

Section 1.29 “GAAP” means generally accepted accounting principles in the United States of America.

Section 1.30 “Governmental Authorities” means any court, tribunal, arbitrator, agency, commission, department, ministry, official, authority, or other instrumentality of any national, state, county, city, or other political subdivision.

Section 1.31 “Gross Revenue” shall have the meaning set forth in the License Agreement.

Section 1.32 “Immediate Family Member” means a child, stepchild, grandchild, spouse, life partner or similar statutorily-recognized domestic partner, including adoptive relationships of a natural person referred to herein.

Section 1.33 “Initial Equity Offering Threshold” shall have the meaning set forth in Section 2.02(a)(ii)(A).

Section 1.34 “Initial Equity Offering Threshold Payment” shall have the meaning set forth in Section 2.02(a)(ii)(A).

Section 1.35 “Initial Market Cap Condition” shall have the meaning set forth in Section 2.02(a)(ii).

Section 1.36 “Initial Market Cap Payment” shall have the meaning set forth in Section 2.02(a)(ii).

Section 1.37 “Initial Market Cap Payment Shares” shall have the meaning set forth in Section 2.02(a)(ii).

Section 1.38 “Legend Removal Date” shall have the meaning set forth in Section 2.07(d).

Section 1.39 “Liability” shall have the meaning set forth in Section 4.09.

Section 1.40 “License Agreement” means the license agreement entered into at or prior to Closing, by and among the Company and LightSolver Ltd., an Israeli company (“Lightsolver” or “Licensor”), and as may be subsequently amendment, supplemented, amendment and restated or otherwise modified.

Section 1.41 “Loss” means all claims, judgments, damages, liabilities, settlements, losses, costs, and expenses, including reasonable attorneys’ fees and disbursements.

Section 1.42 “Market Capitalization” means, as of any Trading Day, the product of (a) the VWAP on such Trading Day, multiplied by (b) the total number of issued and outstanding shares of the Common Stock on such Trading Day.

Section 1.43 “Market Cap Period” shall have the meaning set forth in Section 2.02(a)(ii).

Section 1.44 “Material Adverse Effect” means any result, occurrence, fact, change, event or effect that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the long-term projected business, operations, assets, liabilities, condition (financial or otherwise) or results of, in each case, of Buyer and its subsidiaries taken as a whole or would prohibit or interfere materially with Buyer’s ability to timely fulfill its obligations hereunder including, without limitation, with regard to Milestone Payments.

Section 1.45 “Membership Interests” shall have the meaning set forth in the recitals hereto.

Section 1.46 “Membership Schedule” shall have the meaning set forth in Section 2.02(a), which Membership Schedule may be amended or updated at any time or from time to time during the term of this Agreement upon written notice to Buyer.

Section 1.47 “Milestone Event” shall have the meaning set forth in Section 2.02(a)(ii).

Section 1.48 “Milestone Payment” shall have the meaning set forth in Section 2.02(a)(ii).

Section 1.49 “Milestone Shares” shall have the meaning set forth in Section 2.02(a)(ii).

Section 1.50 “Nasdaq” means the Nasdaq Capital Market.

Section 1.51 “One-Time Milestone Payment” has the meaning set forth in Section 2.02(a)(ii).

Section 1.52 “Organizational Documents” means, with respect to any entity, such entity’s principal formation or organizational documents (e.g., Certificate of Incorporation, Bylaws, Certificate of Formation, Certificate of Designation Limited Liability Company Agreement and the like, as applicable).

Section 1.53 “Permits” means all permits, licenses, franchises, approvals, registrations, certificates, variances, and similar rights obtained, or required to be obtained, from governmental authorities.

Section 1.54 “Permitted Transferee” means: (a) with respect to any Seller, any controlled Affiliate of such Seller; and (b) with respect to any Seller that is an individual, (i) (A) such Seller’s Immediate Family Members or (B) any trust in which such Seller and such Sellers’ Immediate Family Members in the aggregate hold a beneficial interest of greater than 50%; or (ii) upon the death of such Seller, such Seller’s heirs, executors or administrators or to a trust under such Seller’s will.

Section 1.55 “Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

Section 1.56 “Pre-Closing Tax Period” means taxable period that ends on or before the Closing Date.

Section 1.57 “Preferred Stock” means the up to 747,362 shares of the Company’s Series I Convertible Preferred Stock issued hereunder having the rights, preferences and privileges set forth in the Certificate of Designation.

Section 1.58 “Preferred Stock Consideration” shall have the meaning set forth in Section 2.02(a)(i)(A).

Section 1.59 “Public Information Failure” shall have the meaning set forth in Section 2.08b).

Section 1.60 “Public Information Failure Payments” shall have the meaning set forth in Section 2.08(b).

Section 1.61 “Purchase Price” shall have the meaning set forth in Section 2.02(a).

Section 1.62 “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, among Buyer and Sellers, in the form of Exhibit F attached hereto.

Section 1.63 “SEC” means the United States Securities and Exchange Commission.

Section 1.64 “Securities” means the Preferred Stock, Milestone Shares, Market Cap Milestone Securities, Market Cap Warrants and Underlying Shares.

Section 1.65 “Securities Act” means the U.S. Securities Act of 1933, as amended.

Section 1.66 “Seller” shall have the meaning set forth in the preamble hereto.

Section 1.67 “Seller Bank Accounts” shall mean the bank accounts of each Seller with the wire transfer instructions and other information as shall be provided in writing by Sellers to Buyer prior to Closing, as such information may be updated at any time or from time to time by any Seller upon written notice to Buyer.

Section 1.68 “Series H Preferred Stock” shall have the meaning set forth in the recitals hereto.

Section 1.69 “Share Consideration” shall have the meaning set forth in Section 4.05.

Section 1.70 “Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (iv) all documentation, including user manuals and other training documentation related to any of the foregoing.

Section 1.71 “Support Agreement” shall have the meaning set forth in Section 5.01(b).

Section 1.72 “Technology” means, collectively, Software, information, designs, source code, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, tools, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings and registered domain names, website pages and other website development, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology.

Section 1.73 “Trading Day” means any day on which the Nasdaq is open for trading.

Section 1.74 “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the Pink Open Market, OTCQB or the OTCQX (or any successors to any of the foregoing).

Section 1.75 “Transfer Agent” means Buyer’s third-party transfer agent as of any relevant date.

Section 1.76 “Underlying Shares” means the shares of Common Stock issued and issuable pursuant to the terms of the Certificate of Designation and the Market Cap Warrants, in each case without respect to any limitation or restriction on the conversion of the debentures or the exercise of the warrants.

Section 1.77 “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), or (b) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by Sellers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ARTICLE II

Purchase and Sale

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein:

(a) At or prior to the Closing, Buyer shall have (i) consummated the Concurrent Equity Offering and (ii) filed the Certificate of Designation with the Secretary of State of the State of Delaware.

(b) At the Closing, Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, the Membership Interests, free and clear of any Encumbrance subject to the Franchise Tax Carve-Out, for the consideration specified in Section 2.02.

(c) For purposes of this Agreement, the assignment of the Membership Interests includes, but is not limited to, with respect to each Seller: (a) Seller’s capital accounts in the Company; (b) Seller’s rights to share in the profits and losses of the Company; (c) Seller’s rights to receive distributions from the Company; and (d) the exercise of all member rights, including the voting rights attributable to the Membership Interests.

Section 2.02 Purchase Price.

(a) The aggregate purchase price for the Membership Interests (the “Purchase Price”) shall be comprised of the following, which Purchase Price (including all Milestone Payments) shall be delivered to Sellers pro rata in accordance with the Membership Interests set forth in the schedule attached hereto as Exhibit H (the “Membership Schedule”):

(i) Closing Date Consideration. On the Closing Date, Buyer shall deliver to Sellers, pro rata in accordance with Sellers’ respective Membership Interests as set forth in the Membership Schedule, the Preferred Stock (the “Preferred Stock Consideration”).

(ii) Contingent Consideration. Promptly upon the occurrence of any of the events set forth in the table below under “Milestone Event” (each, a “Milestone Event”), Buyer shall deliver to Sellers, pro rata in accordance with Sellers’ respective Membership Interests as set forth in the Membership Schedule, the consideration set forth in the table below under “Milestone Payment” that is opposite the Milestone Event that has occurred (each such amount, a “Milestone Payment”). Each Milestone Payment that becomes payable hereunder shall be due within three (3) Business Days of the achievement or occurrence of the event that gives rise to such Milestone Payment. Any payments made under Section 2.02(a)(ii) shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, except as otherwise required by applicable law. All Milestone Payments hereunder shall be satisfied by: (A) in the case of Milestone Payments consisting of shares, delivery to Sellers of evidence from the Transfer Agent of the issuance to Seller of newly-issued shares in the names and for the account of each Seller (or such other names or accounts as any Seller may designate in writing at any time or from time to time to Buyer) or (B) in the case of Milestone Payments consisting of funds, cash payments deposited in the Seller Bank Accounts, in each case promptly (and no later than within three (3) Business Days) after the occurrence of a Milestone Event.

Milestone Event	Milestone Payments
Buyer consummates any Equity Offering	With respect to each Equity Offering, the applicable Milestone Payment shall be equal to the sum of: (i) 6.25% of the Equity Offering Proceeds received by Buyer from such Equity Offering, to the extent that such Equity Offering Proceeds are, collectively with the Equity Offering Proceeds from any previous Equity Offerings, less than or equal to $8,000,000 (the “Additional Initial Equity Raise Hurdle”); plus (ii) 5% of the Equity Offering Proceeds received by Buyer from Equity Offerings, to the extent that such Equity Offering Proceeds are, collectively with the Equity Offering Proceeds from all previous Equity Offerings (other than Equity Offerings in respect of which Milestone Payments have already been delivered to Sellers under clause (i)), greater than $8,000,000 and less than or equal to $50,000,000.

(i) Buyer consummates any Equity Offering and (ii) as a result of such Equity Offering, the aggregate proceeds received by Buyer from all Equity Offerings (including the Concurrent Equity Offering) equal or exceed $50,000,000.	A one-time Milestone Payment (the “One-Time Milestone Payment”) comprised of a number of shares of Common Stock (“Milestone Shares”) equal to the product of (i) 50% multiplied by (ii) a number of shares that, collectively with all Common Stock and Common Stock Equivalents previously issued to (x) Sellers under this Agreement and (y) Lightsolver pursuant to the License Agreement (in each case, on an as-converted-to-common-stock basis, ignoring for such purposes any conversion limitations therein), would, on an as-converted-to-common-stock basis, represent 10% of all the issued and outstanding shares of Buyer on a Fully-Diluted Basis.

During the period commencing on the ninetieth (90th) day after the Closing Date (the “Market Cap Period”), the Market Capitalization is equal to or greater than $100,000,000 for a period of ten (10) consecutive Trading Days (the “Initial Market Cap Condition”).

If the Initial Market Cap Condition is satisfied at such time as the One-Time Milestone Payment has not been satisfied, $1,750,000 (the “Initial Market Cap Payment”), which shall be payable, at Buyer’s election, in cash, equity or partly in cash and partly in equity, provided that any portion of the Initial Market Cap Payment payable in equity shall be delivered in the form of freely tradeable shares of registered Common Stock or, if freely tradeable registered shares are not available at the time the Initial Market Cap Payment comes due, Buyer may deliver to Sellers shares of preferred stock, convertible into shares of Common Stock and accruing dividends at a rate of 7.0% per annum, and with such other terms as Buyer and Sellers, cooperating in good faith, mutually agree (the “Initial Market Cap Payment Shares”). Within fifteen (15) days after the issuance of Initial Market Cap Payment Shares (if any), Buyer shall file with the SEC an initial Registration Statement on Form S-3 (if such form is available for use by Buyer at such time) or, otherwise, on Form S-1, covering the Initial Market Cap Payment Shares, and Buyer shall use its reasonable best efforts to have such Registration Statement and any amendments thereto declared effective by the SEC at the earliest possible date. .

However, if the One-Time Milestone Payment has been satisfied prior to the date on which the Initial Market Cap Condition is satisfied, then Buyer shall be relieved from its obligation to make the Initial Market Cap Payment, and Sellers shall have no right to receive the Initial Market Cap Payment hereunder.

During the Market Cap Period, the Market Capitalization is equal to or greater than $250,000,000 for a period of ten (10) consecutive Trading Days.	A number of shares of Common Stock (the “Additional Market Cap Payment”) that, at the time of issuance, would, on as-converted-to-common-stock basis (ignoring for such purposes any conversion limitations in the Preferred Stock), constitute 2% of Buyer’s issued and outstanding shares on a Fully-Diluted Basis (such obligation, for the avoidance of doubt, being non-exclusive with the Initial Market Cap Payment set forth immediately above). Shares delivered to Sellers in respect of the Additional Market Cap Payment, together with shares (if any) comprising the Initial Market Cap Payment, the Market Cap Warrants and any Underlying Shares are collectively referred as the “Market Cap Milestone Securities”.

During the Market Cap Period, the Market Capitalization is equal to or greater than $500,000,000 for a period of ten (10) consecutive Trading Days.

A newly-issued Common Stock purchase warrant of Buyer with an exercise price per share equal to the closing price per share of Common Stock as of the date such Milestone Event is achieved (the “Market Cap Warrants”) exercisable for a number of shares of Common Stock that, if exercised at the time of such Milestone Event, on an as-converted-to-common-stock basis and ignoring any conversion limitations therein), would constitute 2% of all the issued and outstanding shares of Common Stock on a Fully-Diluted Basis as of such date. Notwithstanding the foregoing, such Market Cap Warrants shall only become exercisable if the Company completes or enters into a strategic transaction or strategic advisory arrangement or partnership with a digital asset company within six (6) months of the Closing Date and, if it does not, then the Market Cap Warrants shall expire worthless.

For the avoidance of doubt, the obligation to issue the Market Cap Warrants is non-exclusive with the Initial Market Cap Payment and Additional Market Cap Payment obligations set forth above.

The Company achieving Gross Revenue of $1,000,000.	An amount in cash equal to $500,000.

(b) Termination of License Agreement. Notwithstanding anything herein to the contrary, if the License Agreement is, at any time after the date of this Agreement, terminated for any reason (or no reason), or the Company’s or Buyer’s rights under the License Agreement are otherwise materially and adversely modified, then Buyer shall thereupon automatically and immediately be relieved from its obligation to make any additional Milestone Payments, and Sellers shall have no right to receive any further consideration hereunder.

(c) Beneficial Ownership Limitation. Notwithstanding anything to the contrary in Section 2.02(a)(ii), to the extent that a Seller determines, in its sole discretion, that such Seller (together with such Seller’s affiliates, and any person acting as a group together with such Seller or any of such Seller’s affiliates) would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act) in excess of 4.9% of the issued and outstanding Common Stock on the date in question, in lieu of purchasing receiving shares of Common Stock such Seller may elect to receive a prefunded warrant or preferred stock (the form and substance of which shall be reasonably agreed to by such Seller and Buyer) which instrument shall maintain such Seller’s beneficial ownership below 4.9%.

(d) Stockholder Meeting. Buyer shall, as promptly as practicable, and in any event within 60 days following the Closing, call a stockholder meeting to seek approval pursuant to the rules of the principal Trading Market from Buyer’s stockholders of the issuance of (i) all shares underlying the Preferred Stock, (ii) shares included in Milestone Payments and (iii) shares underlying the Market Cap Warrants. Until such approval is obtained, Buyer shall not be obligated to issue shares of Common Stock to the extent that it would otherwise violate the rules of the Trading Market until such stockholder approval is obtained, provided, however, that upon obtaining such approval, the Company shall, within two (2) Trading Days, deliver to Sellers any shares that would otherwise have been issuable but for the failure to obtain such approval.

Section 2.03 Closing. The Closing shall take place concurrently with the consummation of the Concurrent Equity Offering (the date on which the Closing occurs, the “Closing Date”), remotely via the electronic exchange of signatures. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. (E.S.T.) on the Closing Date.

Section 2.04 Transfer Taxes. To the extent any sales, use, or transfer taxes, documentary charges, recording fees, or similar taxes, charges, fees, or expenses, if any, become due and payable as a result of the transactions contemplated by this Agreement, all such taxes, charges, fees or expenses shall be borne by Buyer.

Section 2.05 Withholding Taxes. Buyer and the Company shall be entitled to deduct and withhold from any payments of the Purchase Price to be made hereunder all taxes that Buyer and the Company may be required to deduct and withhold under any provision of tax law. All such withheld amounts shall be treated as delivered to Sellers hereunder to the extent such withheld amounts are timely remitted to the appropriate Governmental Authority; provided, however, that with respect to any payment of the Purchase Price to be made hereunder, a reasonable amount of time prior to any such payment, Buyer or the Company, as applicable, shall (i) notify Sellers, in writing, of any anticipated withholding from the amounts payable hereunder, (ii) consult with Sellers in good faith to determine whether such deduction and withholding is required under applicable law and (iii) cooperate with Sellers in good faith to minimize the amount of any applicable withholding.

Section 2.06 Legal Fees. All legal fees of the Company and Sellers with respect to the transactions and matters that are the subject of this Agreement shall be borne entirely by Buyer.

Section 2.07 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 or as otherwise provided in Section 2(d), Buyer may require the transferor thereof to provide to Buyer an opinion of counsel selected by the transferor and reasonably acceptable to Buyer, the form and substance of which opinion shall be reasonably satisfactory to Buyer, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Seller under this Agreement and the Registration Rights Agreement.

(b) Sellers agree to the imprinting, so long as is required by this Section 2.07, of a legend on any of the Securities in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c) Buyer acknowledges and agrees that a Seller may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Seller may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of Buyer and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Seller’s expense, Buyer will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(d) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 2.07(b) hereof), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 (assuming cashless exercise of the Market Cap Warrants), (iii) if such Underlying Shares are eligible for sale under Rule 144 (assuming cashless exercise of the Market Cap Warrants), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). Buyer shall cause its counsel to issue a legal opinion to the Transfer Agent or a Seller if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Seller, respectively. If all or any portion of the Market Cap Warrants is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 and Buyer is then in compliance with the current public information required under Rule 144 (assuming cashless exercise of the Market Cap Warrants), or if the Underlying Shares may be sold under Rule 144 without the requirement for Buyer to be in compliance with the current public information required under Rule 144 as to such Underlying Shares or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. Buyer agrees that at such time as such legend is no longer required under this Section 2.07(d), it will, no later than one (1) Trading Day following the delivery by a Seller to Buyer or the Transfer Agent of a certificate representing Underlying Shares, as the case may be, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Seller a certificate representing such shares that is free from all restrictive and other legends. Buyer may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 2.07. Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to Seller by crediting the account of Seller’s prime broker with the Depository Trust Buyer System as directed by such Seller.

(e) In addition to such Seller’s other available remedies, Buyer shall pay to a Seller, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 2.07(d), $10 per Trading Day (increasing to $20 per Trading Day three (3) Trading Days after the Legend Removal Date) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if Buyer fails to (a) issue and deliver (or cause to be delivered) to a Seller by the Legend Removal Date a certificate representing the Securities so delivered to Buyer by such Seller that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Seller purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Seller of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Seller anticipated receiving from Buyer without any restrictive legend, then, an amount equal to the excess of such Seller’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Underlying Shares that Buyer was required to deliver to such Seller by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Seller to Buyer of the applicable Underlying Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(f) Each Seller, severally and not jointly with the other Sellers, agrees with Buyer that such Seller will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 2.07 is predicated upon Buyer’s reliance upon this understanding.

Section 2.08 Furnishing of Information; Public Information.

(a) Buyer covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Buyer after the date hereof pursuant to the Exchange Act even if Buyer is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities may be sold without the requirement for Buyer to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if Buyer (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and Buyer shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Seller’s other available remedies, Buyer shall pay to a Seller, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Stated Value (as defined in the Certificate of Designation) of such Seller’s Preferred Stock on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for Sellers to transfer the Underlying Shares pursuant to Rule 144. The payments to which a Seller shall be entitled pursuant to this Section 2.08(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event Buyer fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Seller’s right to pursue actual damages for the Public Information Failure, and such Seller shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

Section 2.09 Notice, Access and Information. During such period as Sellers continue to own Buyer shares delivered as consideration pursuant to this Agreement, Buyer shall provide each Seller with: (i) quarterly financial statements (including, without limitation, auditor-reviewed unaudited quarterly statements and audited year-end financial statements), and, upon request of any Seller, monthly financial reports, (ii) access, upon request of any Seller, at reasonable times during normal business hours and upon reasonable intervals and notice, access to all books and records, financial and operating data and other information of Buyer pertinent to determinations as to satisfaction of milestones hereunder, (iii) Buyer capitalization information, upon request of any Seller. For the avoidance of any doubt, Buyer shall not provide any Seller with material non-public information about Buyer without Seller’s express prior written consent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof and as of the Closing Date.

Section 3.01 Authority; Enforceability. The Company has full limited liability company capacity, power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by the Company, and (assuming due authorization, execution, and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity (“Enforceability Exceptions”).

Section 3.02 Organization, Authority, and Qualification/Organization of the Company. The Company is a limited liability company duly formed and validly existing, and, subject to the Franchise Tax Carve-Out, to the Knowledge of Sellers, in good standing (subject to the proviso included at the end of this sentence), under the laws of the State of Delaware, provided, however, that neither the Company or Sellers are providing any assurances hereunder with regard to the status, as of the date hereof, of any franchise taxes that may be due or may come due with regard to the Company or the status of engagement by the Company of an agent for service of process. The Company has full limited liability company power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted.

Section 3.03 No Conflicts; Consents. The execution, delivery, and performance by the Company of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to the Company; (b) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration, or modification of, any obligation or loss of any benefit under the License Agreement or any other contract or other instrument to which the Company is a party; (c) result in any violation, conflict with, or constitute a default under the Company’s Organizational Documents (as applicable), including the certificate of formation of the Company filed with the Delaware Secretary of State on May 16, 2025 (as amended or restated, the “Certificate of Formation”) and the limited liability company agreement of the Company dated to be effective as of September 2, 2025 (as amended or restated, the “Company Agreement”); or (d) result in the creation or imposition of any Encumbrance on the Membership Interests or any of the assets or properties of the Company. No consent, approval, waiver, or authorization is required to be obtained from any Person other than Sellers in connection with the execution, delivery, and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.04 Legal Proceedings; No Material Adverse Effect. There is no Action of any nature pending or, to the Company’s knowledge, threatened: (a) relating to or affecting the Membership Interests; or (b) against or by the Company that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. To the Company’s knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.05 Capitalization.

(a) The Membership Schedule is a complete and accurate record (as of the date of this Agreement and as of the Closing Date) of all of the issued and outstanding Membership Interests of the Company and the holders of all such Membership Interests.

(b) The Membership Interests constitute 100% of the issued and outstanding equity interests in the Company. There are no outstanding warrants, options, agreements or any other instruments that give any Person the right to purchase, subscribe for or otherwise acquire any equity interests in the Company.

(c) The Membership Interests were issued in compliance with all applicable laws. The Membership Interests were not issued in violation of the Organizational Documents of the Company or any other agreement, arrangement, or commitment to which Seller or the Company are a party and are not subject to or in violation of any preemptive or similar rights of any Person.

(d) Other than the Organizational Documents of the Company, there are no voting trusts, proxies, or other agreements or understandings in effect with respect to the voting or transfer of any part of the Membership Interests

Section 3.06 Organizational Documents. Attached hereto as Exhibits A and B are the Certificate of Formation and the Company Agreement, which documents are in full force and effect and are the only documents in effect with respect to the matters described therein.

Section 3.07 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 3.08 Compliance with Laws; Permits.

(a) The Company has complied, and is now complying, in all material respects, with all statutes, laws, ordinances, regulations, rules, codes, treaties, or other requirements of any governmental authority applicable to it or its business, properties, or assets.

(b) All Permits that are required for the Company to conduct its business have been obtained and are valid and in full force and effect. No event has occurred that would reasonably be expected to result in the revocation or lapse of any such Permit.

Section 3.09 Taxes.

(a) All tax returns (including information returns) required to be filed by or with respect to the Company have been timely filed; all such tax returns are true, complete, and correct in all respects.

(b) All taxes due and owing by the Company (whether or not shown on any tax return) have been timely paid, subject to the Franchise Tax Carve-Out.

(c) There are no Encumbrances for taxes on any assets of the Company, other than Encumbrances for taxes not yet due and payable.

(d) The Company has timely and properly withheld or collected (i) all required amounts from payments to its employees, agents, nonresidents, members, lenders and other Persons, and (ii) all sales, use, ad valorem and value added taxes. The company has timely remitted all such amounts to the proper Governmental Authority in accordance with applicable law.

(e) All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid. There are no pending or threatened actions by any taxing authority.

(f) The Company has not engaged in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(g) The Company is, and has been for its entire existence, classified as a partnership for all income tax purposes, and no election has been made (or is pending) to change such treatment.

(h) The Company is not required to include any item of income, or exclude any item of deduction, for any Pre-Closing Tax Period or any period beginning after the Closing Date as a result of (i) an installment sale transaction occurring on or before the Closing Date governed by Code Section 453 (or any similar provision of state, local or non-U.S. laws); (ii) a transaction occurring on or before the Closing Date reported as an open transaction for U.S. federal income tax purposes (or any similar doctrine under state, local, or non-U.S. laws); (iii) any prepaid amounts or deferred revenue; (iv) a change in method of accounting with respect to any Pre-Closing Tax Period(or as a result of an impermissible method used during Pre-Closing Tax Period); or (v) an agreement entered into with any Governmental Authority (including a “closing agreement” under Code Section 7121) on or prior to the Closing Date.

(i) The Company is in compliance with all escheat, unclaimed property, abandoned property and similar laws in all respects and has no liability to pay over any amount to any Governmental Authority under escheat, unclaimed property, abandoned property or similar laws.

Notwithstanding the foregoing, the Buyer acknowledges and agrees that all of the representations and warranties contained in this Section 3.09, and any other representations and warranties of the Company and Sellers contained in this Agreement with regard to tax matters related to the Company (including regarding any unpaid liabilities, obligations or Encumbrances arising due to Company tax matters), shall be considered qualified by the Franchise Tax Carve-Out.

Section 3.10 Due Diligence. The Company has never been a party to any contract or agreement of any kind other than the License Agreement and the Company Agreement.

Section 3.11 Newly Formed Entity. The Company is a newly formed entity and has conducted no business or operations, and has no liabilities, other than in connection with its negotiation and entry into the License Agreement. The Company does not currently have, and has never had, any employees.

Section 3.12 License Agreement. Exhibit C contains a complete, true and accurate copy of the License Agreement as of the date hereof and as of the Closing Date, there have been no amendments, waivers or other modifications to the License Agreement. Assuming due power and authority of, and enforceability against, Lightsolver (relative to which neither the Company nor Sellers make any representation or warranty hereunder), the License Agreement, is, in full force and effect with regard to the Company. For the avoidance of any doubt, neither the Company nor any Seller makes any representations or warranties, express or implied, with respect to Lightsolver or to any of the technology, intellectual property or other rights or benefits provided to the Company or to TNF under the terms of the License Agreement. Upon the assignment and assumption of the License Agreement by Buyer, concurrent with the Closing, neither the Company nor any Seller has any continuing rights or obligations under the License Agreement, nor shall Buyer have any recourse whatsoever relative to the Company or any Seller with regard to aspect of the License Agreement. Further, Buyer hereby expressly and irrevocably releases, for good and valuable consideration which is hereby acknowledged and agreed, each Seller in full from any claims, damages or liabilities whatsoever as may exist or arise at any time (including in the future) that relate in any respect to the License Agreement or to any of the terms, provisions, rights, benefits or obligations thereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller represents and warrants, severally, with regard solely to such Seller, and not jointly, to Buyer that the statements contained in this Article IV are true and correct as of the date hereof and as of the Closing Date. For purposes of this Article IV “Seller’s knowledge,” “knowledge of Seller,” and any similar phrases shall mean the actual or constructive knowledge of such Seller.

Section 4.01 Due Authorization; Enforceability. Each Seller has full capacity, power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by each Seller, and (assuming due authorization, execution, and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of each Seller, enforceable against each Seller in accordance with their respective terms, subject to the Enforceability Exceptions.

Section 4.02 Ownership of Membership Interests. Each Seller is the legal, beneficial, record, and equitable owner of the Membership Interests set forth opposite such Seller’s name on the Membership Schedule, free and clear of all Encumbrances other than Encumbrances arising under the terms of the Company Agreement and as may arise under federal or state securities laws.

Section 4.03 No Conflicts. The execution, delivery, and performance by each Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to such Seller; (b) result in the creation or imposition of any Encumbrance on the Membership Interests or any of the assets or properties of the Company.

Section 4.04 Due Diligence. Each Seller is an Accredited Investor (as such term is defined under the Securities Act). Each Seller and their representatives, if any, have been given the opportunity to conduct satisfactory due diligence of Buyer, and have been given the opportunity to speak with Buyer management during its due diligence.

Section 4.05 Investment Purpose. Each Seller is acquiring the Preferred Stock Consideration, the Milestone Payments, if any (collectively, the “Share Consideration”), solely for such Seller’s own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Each Seller acknowledges that the securities included in the Share Consideration are not, upon issuance hereunder and will not, at the time such securities are initially issued be, registered under the Securities Act, or registered under any state securities laws, and that the securities included in the Share Consideration may not be transferred or sold except pursuant to the registration provisions of the Securities Act, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable, until such time as applicable restrictions expire or such securities are registered in accordance with the terms and conditions of the Registration Rights Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this ARTICLE V are true and correct as of the date hereof and as of the Closing Date. For purposes of this ARTICLE V, “Buyer’s knowledge,” “knowledge of Buyer,” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyer, after due inquiry.

Section 5.01 Capacity/Organization and Authority of Buyer; Enforceability. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer and, assuming due authorization, execution, and delivery by Seller, this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity.

Section 5.02 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, bylaws, or other Organizational Documents of Buyer or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Buyer. No consent, approval, waiver, or authorization is required to be obtained by Buyer from any Person in connection with the execution, delivery, and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 5.03 Capitalization. Set forth in Exhibit I is a complete and accurate schedule of all of Buyer’s outstanding securities on a Fully-Diluted Basis (prepared without giving effect to any of the terms and provisions contained in the definition of “Fully-Diluted Basis” appearing after the proviso included in such definition) as of the date hereof, which information remains complete and accurate as of the Closing Date but for the effects on the numbers of shares set forth therein of Buyer’s reverse stock split scheduled to take market place effect (i.e., shares of Common Stock are expected to begin trading on a post-split basis) on September 2, 2025.

Section 5.04 Investment Purpose. Buyer is acquiring the Membership Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Membership Interests are not registered under the Securities Act, or registered under any state securities laws, and that the Membership Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 5.05 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 5.06 Legal Proceedings. There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 5.07 SEC Reports; Financial Statements. Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by Buyer under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as Buyer was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with a prospectus and a prospectus supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Buyer and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 5.08 Share Consideration; Share Reserves. All of the securities comprising the Share Consideration, if, as, and when issued and delivered to Sellers pursuant to this Agreement will be duly authorized, validly issued, fully paid, and non-assessable, free and clear of all Encumbrances (other than restrictions arising under federal or state securities laws or Encumbrances imposed due to the actions of Seller), and will not have been issued in violation of or subject to any preemptive or other similar rights. Buyer has, and at all relevant times shall maintain, reserves of available shares sufficient to cover all of the Buyer shares issuable, or which may become issuable, hereunder, including the Preferred Stock Consideration, Milestone Shares, Market Cap Milestone Securities, and the shares of Common Stock issuable upon conversion, exchange or exercise of all of the foregoing securities as of all applicable dates.

Section 5.09 No Material Adverse Effect. Since the date of Buyer’s latest Quarterly Report on Form 10-Q, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect.

ARTICLE VI

Closing DELIVERABLES

Section 6.01 Seller’s Deliverables. At the Closing, Sellers shall deliver to Buyer the following:

(a) The Assignment and Assumption Agreement, in the form attached hereto as Exhibit D (the “Assignment and Assumption Agreement”), duly executed by the Company.

(b) A voting and support agreement, in the form attached hereto as Exhibit E (the “Support Agreement”), duly executed by each Seller.

(c) A copy of the resignation of the Managing Member of the Company.

(d) A certificate of the Company certifying as to the resolutions of the of Company, duly adopted and in full force and effect, which authorize the execution, delivery, and performance of this Agreement and the transactions contemplated hereby.

(e) A Form W-9, as applicable, duly completed by each Seller, which Buyer shall, promptly upon receipt, deliver to the Transfer Agent (including Sellers on all related Transfer Agent correspondence).

(f) The Registration Rights Agreement, duly executed by each Seller.

Section 6.02 Buyer’s Deliverables. At the Closing, Buyer shall deliver the following to the Company and Sellers:

(a) To each Seller, such Seller’s pro rata portion of the Preferred Stock Consideration, with evidence of the issuance of the relevant shares to be provided to each Seller by the Transfer Agent on the Closing Date.

(b) The Assignment and Assumption Agreement, duly executed by Buyer.

(c) The Support Agreement, duly executed by Buyer.

(d) A certificate of a duly appointed officer of Buyer certifying as to: (i) the resolutions of the board of directors of Buyer, duly adopted and in full force and effect, which authorize the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; and (ii) the names and signatures of the officers of Buyer authorized to sign this Agreement and the documents to be delivered hereunder.

(e) Buyer shall have filed the Certificate of Designation with the Secretary of State of Delaware.

(f) The Registration Rights Agreement, duly executed by Buyer.

ARTICLE VII

Tax Matters

Section 7.01 Tax Return. Sellers, at Sellers’ sole cost and expense, shall prepare or cause to be prepared any Internal Revenue Service Form 1065 (and any similar form or forms for state and local income tax purposes), if any, that is required to be filed by or with respect to the Company after the Closing Date with respect to any taxable period ending on or before the Closing Date.

Section 7.02 Cooperation. Buyer and Sellers shall (a) assist in the preparation and timely filing of any tax return of the Company; (b) assist in any audit or other Action with respect to taxes or tax returns of the Company; (c) make available any information, records, or other documents relating to any taxes or tax returns of the Company; and (d) provide any information necessary or reasonably requested to allow Buyer or the Company to comply with any information reporting or withholding requirements contained in the Code or other applicable laws.

Section 7.03 Tax Contests. If any Governmental Authority issues to the Company a written notice of its intent to audit or conduct another Action with respect to taxes of the Company for any Pre-Closing Tax Period or a written notice of deficiency for taxes for any Pre-Closing Tax Period, Buyer shall notify Seller of its receipt of such communication from the Governmental Authority within thirty (30) days of receipt. No failure or delay of Buyer in the performance of the foregoing shall reduce or otherwise affect the obligations or liabilities of Seller pursuant to this Agreement. Buyer shall control any audit or other Action in respect of any tax return or taxes of the Company; provided, however, that (a) Seller, at its sole cost and expense, shall have the right to participate in any such Action to the extent it relates to a Pre-Closing Tax Period; and (b) Buyer shall not allow the Company to settle or otherwise resolve any such Action if such settlement or other resolution relates to taxes for a Pre-Closing Tax Period without the permission of Seller (not to be unreasonably withheld, delayed, or conditioned). For the avoidance of doubt, at the election of Buyer, the Company shall make an election under Section 6226 of the Code with respect to any Action with respect to taxes relating to a Pre-Closing Tax Period to the extent such an election is available.

ARTICLE VIII

[reserved]

Section 8.01 [Reserved]

ARTICLE IX

Miscellaneous

Section 9.01 Expenses. Except as otherwise provided in Section 2.05 and Section 2.06, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 9.02 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 9.03 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent, if sent via email of a PDF document ; or (d) on the third (3rd) day after the date mailed, if sent by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.03):

If to Sellers:	To each Seller’s address and contact information set forth opposite the name of such Seller on the Membership Schedule.

with a copy to: (which shall not constitute notice)	Robert F. Charron 1345 Avenue of the Americas New York, NY 10105 Email: rcharron@egsllp.com

If to Buyer:	TNF Pharmaceuticals, Inc. 1185 Avenue of the Americas. Suite 249 New York, NY 10036 Email: jsilverman@parkfieldfund.com Attention: Joshua Silverman

with a copy to: (which shall not constitute notice)	Haynes and Boone, LLP 30 Rockefeller Plaza 26th Floor New York, NY 10112

Email:	rick.werner@haynesboone.com
greg.kramer@haynesboone.com
Attention: Rick A. Werner
Greg Kramer

Section 9.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 9.05 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify the Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.06 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the terms and provisions in the body of this Agreement and those in the documents delivered in connection herewith and the Exhibits, the terms and provisions in the body of this Agreement shall control.

Section 9.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of each other party (provided, however, that rights and benefits of each Seller hereunder shall be assignable by such Seller’s Permitted Transferees), which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 9.08 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.09 Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto (including any Permitted Transferees of any Seller).

Section 9.10 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 9.11 Governing Law. This Agreement and all related documents shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

Section 9.12 Submission to Jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan (and any appellate divisions thereof) for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 9.13 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.14 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Each party hereto: (a) agrees that it shall not oppose the granting of such specific performance or relief; and (b) hereby irrevocably waives any requirements for the security or posting of any bond in connection with such relief.

Section 9.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature pageS follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

COMPANY:

LPU HOLDINGS LLC
A Delaware limited liability company

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	Managing Member

BUYER:

TNF PHARMACEUTICALS, INC.
a Delaware corporation

By:	/s/ Joshua Silverman
Name:	Joshua Silverman
Title:	Executive Director

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

SELLERS:

/s/ Elisheva Ansbacher
Elisheva Ansbacher

/s/ Nadav Kidron
Nadav Kidron

KIDRON MANAGEMENT LLC

/s/ Nadav Kidron
Nadav Kidron

GWD HOLDINGS LLC
By: David W. Dinkin, its Managing Member

/s/ David W. Dinkin

CUTTER MILL CAPITAL LLC
By: Michael Vasinkevich, its Managing Member

/s/ Michael Vasinkevich

WILSON DRIVE HOLDINGS LLC
By: Craig Schwabe, its Managing Member

EXHIBIT A

Certificate of Formation

[Exhibit A to Membership Interest Purchase Agreement]

EXHIBIT B

Company Agreement

[Exhibit B to Membership Interest Purchase Agreement]

EXHIBIT C

License Agreement

[Exhibit B to Membership Interest Purchase Agreement]

EXHIBIT D

Assignment and Assumption Agreement

[Exhibit D to Membership Interest Purchase Agreement]

EXHIBIT E

Support Agreement

[Exhibit E to Membership Interest Purchase Agreement]

EXHIBIT F

Registration Rights Agreement

[Exhibit F to Membership Interest Purchase Agreement]

Exhibit G

Certificate of Designation

[Exhibit G to Membership Interest Purchase Agreement]

Exhibit H

Membership Interest Schedule

[Exhibit H to Membership Interest Purchase Agreement]

Exhibit I

Buyer Capitalization

[Exhibit I to Membership Interest Purchase Agreement]